Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8349

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Director of Investor Relations, or
Katherine L. Johnston, Manager of Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces Results for the Periods Ended December 31, 2008

Newton, MA (February 26, 2009):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and year ended December 31, 2008, as follows:

Results for the quarter ended December 31, 2008:

Net income was $32.4 million, or $0.28 per share, for the quarter ended December 31, 2008, compared to net income of $26.5 million, or $0.31 per share, for the quarter ended December 31, 2007.  Net income for the quarter ended December 31, 2008, includes an impairment of assets charge of $5.4 million, or $0.05 per share, related to three properties.  Net income for the quarter ended December 31, 2007, includes an impairment of assets charge of $1.4 million, or $0.02 per share, related to one property.

Funds from operations (FFO) for the quarter ended December 31, 2008 was $48.9 million, or $0.43 per share. This compares to FFO for the quarter ended December 31, 2007 of $35.2 million, or $0.42 per share.  FFO for the quarters ended December 31, 2008 and 2007 adds back an impairment of assets charges of $5.4 million and $1.4 million, respectively, as described above.

The weighted average number of common shares outstanding totaled 114.5 million and 84.5 million for the quarters ended December 31, 2008 and 2007, respectively.  The increase in common shares is a result of public offerings in February and June 2008 of 6.2 million and 19.6 million common shares, respectively.

Results for the year ended December 31, 2008:

Net income for the year ended December 31, 2008 was $106.5 million, or $1.01 per share, compared to net income of $85.3 million, or $1.03 per share, for the year ended December 31, 2007.  Net income for the year ended December 31, 2008 includes an impairment of assets charge of $8.4 million, or $0.08 per share, related to four properties.  Net income for this period also includes a gain of $266,000, or less than $0.01 per share, relating to the sale of three assisted living properties.  Net income for the year ended December 31, 2007 includes a loss of $2.0 million, or $0.02 per share, related to the early retirement of $20.0 million of 8 5/8% senior notes due 2012.  Net income in 2007 also includes an impairment of assets charge of $1.4 million, or $0.02 per share, related to one property.

FFO for the year ended December 31, 2008, was $175.5 million, or $1.67 per share. This compares to FFO for the year ended December 31, 2007 of $134.4 million, or $1.62 per share.  FFO for the years ended December 31, 2008 and 2007 adds back an impairment of assets charge of $8.4 million and $1.4 million, respectively, as described above. FFO for the year ended December 31, 2007 also includes a loss of $1.8 million, or $0.02 per share, related to the early retirement of the senior notes due 2012, described above.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

The weighted average number of common shares outstanding totaled 105.2 million and 83.2 million for the years ended December 31, 2008 and 2007, respectively.  The increase in common shares is a result of public offerings in February and June 2008 of 6.2 million and 19.6 million common shares, respectively.

A reconciliation of income before gain on sale of properties determined according to U.S. generally accepted accounting principles, or GAAP, to FFO follows later in this press release.

Investing Activities and Subsequent Events:

During 2008, we acquired 30 senior living properties with a total of 2,507 units for approximately $379.3 million, including closing costs, from eight unaffiliated parties.  We leased these properties to Five Star Quality Care Inc., or Five Star, for initial rent of $30.3 million.  Percentage rent, based on increases in gross revenues at these properties, will commence in 2010.  We funded these acquisitions using cash on hand, proceeds from equity issuances, borrowings under our revolving credit facility and by assuming 15 mortgage loans maturing in 2017 on eight of these properties for $50.5 million with a weighted average interest rate of 6.5% per annum.

In May 2008, we entered into a series of agreements to acquire 48 medical office, clinic and biotech laboratory buildings from HRPT Properties Trust, or HRP, an affiliate, for an aggregate purchase price of approximately $565 million. During 2008, we acquired 37 of these medical office, clinic and biotech laboratory buildings for approximately $346.8 million, excluding closing costs.  In January 2009, we acquired one additional clinic for approximately $19.3 million, excluding closing costs.  We funded these acquisitions using cash on hand, proceeds from equity issuances, borrowings under our revolving credit facility and by assuming three mortgage loans, totaling $10.8 million with a weighted average interest rate of 7.1% per annum and a weighted average maturity in 2018, on two properties.  The remaining 10 acquisitions are scheduled to close in 2010, but we and HRP may mutually agree to accelerate the closings of these acquisitions.

In June 2008, we realigned three of our leases with Five Star.  Lease no. 1 now includes 100 properties, including nine properties acquired during the first quarter of 2008. This lease includes independent living communities, assisted living communities and skilled nursing facilities, and expires in 2022. Lease no. 2 now includes 32 properties, including independent living communities, assisted living communities, skilled nursing facilities and two rehabilitation hospitals, and expires in 2026. Lease no. 3 now includes 44 properties, including 10 properties acquired during the first quarter of 2008 and 10 properties acquired during the third quarter of 2008 and one property acquired on November 1, 2008.  This lease includes independent living communities, assisted living communities and skilled nursing facilities and expires in 2024. The total rent payable by Five Star to us for these properties was unchanged as a result of this lease realignment. The increased rent payable for these three leases with Five Star, if and as we purchase improvements to the leased properties, will be the greater of 8.0% per annum or the 10 year Treasury rate plus 300 basis points, but may not exceed 11.5%.

In July 2008, we sold three assisted living properties with 259 living units, which were formerly operated by NewSeasons Assisted Living Communities, Inc., or NewSeasons, to Five Star for $21.4 million.  Five Star also assumed the NewSeasons and Independence Blue Cross lease obligations to us for the remaining seven properties that were formerly operated by NewSeasons.  The rent payable by Five Star for these seven properties is approximately $7.6 million per annum under lease no. 4 between us and Five Star.

In August 2008, we acquired four wellness centers for approximately $100 million, excluding closing costs, from an unaffiliated party.  We leased these wellness centers to a subsidiary of Life Time Fitness, Inc., for initial rent of $9.1 million, plus rent increases of 10% every five years.  This lease has a current term expiring in 2028, plus renewal options.  We funded this acquisition using cash on hand and borrowings under our revolving credit facility.

In September 2008, we acquired, from an unaffiliated party, one medical office building for approximately $18.6 million, excluding closing costs.  This building is currently 100% leased to 12 tenants for an average lease term of 6.3 years.  We funded this acquisition using cash on hand and borrowings under our revolving credit facility.

In February 2009, we issued 5.9 million common shares in a public offering, raising net proceeds of approximately $96.8 million.  We used the net proceeds from this offering to repay borrowings outstanding on our revolving credit facility and for general business purposes.

Conference Call:

On Friday, February 27, 2009, at 10:00 a.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Chief Financial Officer, will host a conference call to discuss the results for the fourth quarter and year ended December 31, 2008.  The conference call telephone number is 800-273-4998. Participants calling from outside the United States and Canada should dial 913-981-5583. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 1:00 p.m. Eastern Time, Friday, March 6, 2009. To hear the replay, dial 719-457-0820. The replay pass code is 2442261.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.

Supplemental Data:

A copy of SNH’s Fourth Quarter 2008 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.

Senior Housing Properties Trust is a real estate investment trust, or REIT, that owns 272 properties located in 34 states and Washington, D.C.  SNH is headquartered in Newton, Massachusetts.

Senior Housing Properties Trust

Financial Information

(in thousands, except per share data)

Income Statement:

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues:
Rental income	$72,619	$52,591	$233,210	$185,952
Interest and other income	302	493	2,327	2,070
Total revenues	72,921	53,084	235,537	188,022
Expenses:
Property operating expenses	1,668	—	2,792	—
Interest	11,219	9,479	40,154	37,755
Depreciation	17,596	12,264	60,831	47,384
General and administrative	4,631	3,422	17,136	14,154
Impairment of assets (1)	5,439	1,400	8,379	1,400
Loss on early extinguishment of debt (2)	—	—	—	2,026
Total expenses	40,553	26,565	129,292	102,719

Income before gain on sale of properties	32,368	26,519	106,245	85,303
Gain on sale of properties	—	—	266	—
Net income	$32,368	$26,519	$106,511	$85,303

Weighted average shares outstanding	114,533	84,505	105,153	83,168
Per share data:
Income before gain on sale of properties	$0.28	$0.31	$1.01	$1.03
Net income	$0.28	$0.31	$1.01	$1.03

Balance Sheet:

	At December 31, 2008	At December 31, 2007
Assets
Real estate properties	$2,807,256	$1,940,347
Less accumulated depreciation	381,339	323,891
	2,425,917	1,616,456
Cash and cash equivalents	5,990	43,521
Restricted cash	4,344	3,642
Deferred financing fees, net	5,068	5,974
Acquired real estate leases, net	30,546	2,387
Other assets	25,009	29,914
Total assets	$2,496,874	$1,701,894

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$257,000	$—
Senior unsecured notes, net of discount	322,017	321,873
Secured debt and capital leases	151,416	104,979
Total debt	730,433	426,852
Acquired real estate lease obligations, net	7,974	4,216
Other liabilities	27,109	21,416
Total liabilities	765,516	452,484
Shareholders’ equity	1,731,358	1,249,410
Total liabilities and shareholders’ equity	$2,496,874	$1,701,894

(1)          During the quarters ended December 31, 2008 and 2007, we recognized an impairment of assets charge of $5.4 million related to three properties and $1.4 million related to one property, respectively.  During the years ended December 31, 2008 and 2007, we recognized an impairment of assets charge of $8.4 million related to four properties and $1.4 million related to one property, respectively.

(2)          In January 2007, we purchased and retired $20.0 million of our 8 5/8% senior notes due 2012, and we paid a premium of $1.8 million and wrote off $276,000 of deferred financing fees and unamortized discount related to these senior notes.

Senior Housing Properties Trust

Funds from Operations

(in thousands, except per share data)

Calculation of Funds from Operations (FFO) (1):

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Income before gain on sale of properties	$32,368	$26,519	$106,245	$85,303
Add: Depreciation expense	17,596	12,264	60,831	47,384
Impairment of assets (2)	5,439	1,400	8,379	1,400
Loss on early extinguishment of debt	—	—	—	2,026
Less: Deferred percentage rent (3)	(6,550)	(4,961)	—	—
Loss on early extinguishment of debt settled in cash (4)	—	—	—	(1,750)
FFO	$48,853	$35,222	$175,455	$134,363

Weighted average shares outstanding	114,533	84,505	105,153	83,168

FFO per share	$0.43	$0.42	$1.67	$1.62
Distributions declared	$0.35	$0.35	$1.40	$1.38

(1)          We compute FFO as shown in the calculation above. This calculation begins with income before gain on sale of properties or, if that amount is the same as net income, with net income, which we believe is the closest measure of our performance based on U.S. generally accepted accounting principles, or GAAP.  Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent in FFO as discussed in Note (3) below, and we exclude loss on early extinguishment of debt not settled in cash from FFO.  We consider FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate a comparison of our current operating performance with our past operating performance and of operating performances among REITs.  FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by our board of trustees in determining the amount of our distributions to shareholders.  Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(2)          During the quarters ended December 31, 2008 and 2007, we recognized an impairment of assets charge of $5.4 million related to three properties and $1.4 million related to one property, respectively.  During the years ended December 31, 2008 and 2007, we recognized an impairment of assets charge of $8.4 million related to four properties and $1.4 million related to one property, respectively.

(3)          Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied.  Although recognition of revenue is deferred until the fourth quarter, our FFO calculation for the first three quarters includes estimated amounts of deferred percentage rents with respect to those periods.  The fourth quarter calculation of FFO excludes the amounts recognized during the first three quarters.

(4)          FFO for the year ended December 31, 2007 includes a $1.8 million loss for the cash premium paid relating to our early retirement of $20.0 million of our 8 5/8% senior notes due 2012.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE AGREED TO PURCHASE MEDICAL OFFICE, CLINIC AND BIOTECH LABORATORY BUILDINGS.  OUR OBLIGATIONS TO COMPLETE THE CURRENTLY PENDING PURCHASES IS SUBJECT TO VARIOUS CONDITIONS TYPICAL OF LARGE COMMERCIAL REAL ESTATE PURCHASES.  AS A RESULT OF ANY FAILURE OF THESE CONDITIONS, SOME OF THE PROPERTIES MAY NOT BE PURCHASED OR SOME OF THESE PURCHASES MAY BE ACCELERATED OR DELAYED.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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